RADIANT TECHNOLOGY CORPORATION

                            1335 South Acacia Avenue
                           Fullerton, California 92831

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 7, 2003
                                    1:00 p.m.

                              --------------------


     Notice is hereby given that the Annual Meeting of Shareholders of Radiant Technology Corporation will be held at 1335 South Acacia Avenue, Fullerton, California 92831, on Monday, April 7, 2003, at 1:00 p.m. to consider and vote upon:

     1. The election of a Board of Directors consisting of five (5) directors. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election; and

     2. The transaction of such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 7, 2003 as the record date for determination of shareholders entitled to notice of, and to vote, at the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please mark, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

     Shareholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Shareholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                                        By Order of the Board of Directors,



                                        Mercy Gingrich
                                        Secretary


Dated:   March 20, 2003

                         RADIANT TECHNOLOGY CORPORATION

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                              --------------------


                                  INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors of Radiant Technology Corporation, a California corporation, (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 7, 2003 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of five (5) Directors and to consider such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 20, 2003.

Persons Making the Solicitation

     The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual shareholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

     The enclosed Proxy indicates the matter to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the shareholder's shares are to be voted with respect to such matter. By appropriately marking the boxes, a shareholder may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the Proxy is executed properly and is received by the proxies prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors (see "Matter To Be Acted Upon -- Election of Directors") shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Mercy Gingrich, Secretary, Radiant Technology Corporation, 1335 South Acacia Avenue, Fullerton, California 92831, by attending the meeting and electing to vote in person, or by a duly executed proxy bearing a later date.

                         VOTING RIGHTS AND REQUIREMENTS

Voting Securities

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, no par value per share. The close of business on March 7, 2003 has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 2,081,678 issued and outstanding shares of the Company's common stock entitled to vote at the Annual Meeting and approximately 400 holders of record of the Company's common stock.

Cumulative Voting

     Each shareholder of record as of the record date will be entitled to one vote for each share of the Company's common stock held as of the record date. Cumulative voting is permitted in the election of directors. Every shareholder complying with certain conditions set forth below may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected
(five) multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among the candidates as the shareholder thinks fit. Under California law, a shareholder can cumulate votes only if the candidate's names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to voting of the shareholders' intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     Discretionary authority to invoke cumulative voting and to cumulate votes represented by Proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named as proxies in the enclosed Proxy to cumulate votes represented by Proxies for individual nominees in accordance with their best judgment allocated among as many of the five nominees of the Board of Directors as possible, unless such authority is withheld as to any nominee. In that event, those votes will be cumulated for the remaining nominees of the Board of Directors.

     If cumulative voting is invoked by any shareholder in accordance with California law, shareholders who attend the meeting and vote in person will be entitled to personally exercise their right to cumulate votes among the nominees for director. However, because a shareholder who votes by Proxy grants the proxies discretionary authority to cumulate votes, the proxies and not the shareholder who has executed a Proxy will have the sole authority to cumulate votes, unless the shareholder revokes the Proxy and votes in person at the meeting.

Quorum

     The presence at the Annual Meeting of the holders of a number of shares of the Company's common stock and proxies representing the right to vote shares of the Company's common stock in excess of one-half of the number of shares of the Company's common stock outstanding as of the record date will constitute a quorum for transacting business.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 7, 2003, with respect to the ownership of the Company's common stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) by each director; (iii) by each nominee for director; and
(iv) by all officers and directors of the Company as a group.

     Name and Address of            Amount and Nature of              Percent
     Beneficial Owner(1)            Beneficial Ownership(2)           of Class
     -------------------                ------------                  --------
     Lawrence R. McNamee                 808,890(3)                     35.9%
     Joseph S. Romance                   164,329(4)                      7.8%
     Carson T. Richert                   197,587(5)                      9.4%
     Peter D. Bundy                       70,000(5)                      3.3%
     Robert B. Thompson                   20,000(5)                      1.0%
     Raymond Kruzek                      152,813(5)                      7.3%
     Mercy Gingrich                      115,286                         5.5%
     David H. Buettner                   100,000(6)                      4.6%
     All Directors and Officers
       as a group (7 persons)          1,628,905(7)                     66.4%

---------------

(1) The address of each named person is 1335 South Acacia Avenue, Fullerton, California 92831.

(2) Unless otherwise indicated, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable and the information contained in footnotes to this table.

(3) Includes 171,666 shares issuable pursuant to stock options all of which are currently exercisable.

(4) Includes 57,372 shares held in a living trust with his wife, over which Mr. Romance may be deemed to have shared investment power, an aggregate of 5,895 shares owned by his immediate family, and 20,000 shares issuable pursuant to presently exercisable stock options.

(5) Includes 20,000 shares issuable pursuant to presently exercisable stock options.

(6) Includes 100,000 shares issuable pursuant to presently exercisable stock options.

(7) Includes 371,666 shares issuable pursuant to presently exercisable stock options.

                            MATTERS TO BE ACTED UPON

ITEM 1:  ELECTION OF DIRECTORS

Directors

     The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than seven. The size of the Company's Board is currently set at five. The directors so elected will serve until the next Annual Meeting of Shareholders. Five (5) directors are to be elected at the Annual Meeting to be held on April 7, 2003. All of the nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

     The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with the Company.

        NAME                AGE       DIRECTOR SINCE      POSITION(S) HELD
        ----                ---       --------------      ----------------
Lawrence R. McNamee          71            1991        Chairman of the Board and
                                                       Chief Executive Officer
Carson T. Richert            62            1972        EVP and Director
Joseph S. Romance            71            1972        Director
Peter Bundy                  71            1995        Director
Robert B. Thompson           67            1996        Director

     Lawrence McNamee joined the Company in September 1990 and was elected Chairman of the Board of Directors in March 1991. Mr. McNamee has 15 years prior experience in working as a consultant with companies in turnaround management. Mr. McNamee was previously associated with Booz-Allen and Hamilton and Arthur P. Little, Inc.

     Carson T. Richert is Executive Vice President and founder of the Company. He has been a director since its incorporation in 1972. Mr. Richert was Vice President - Marketing of the Company from 1972 until 1981 when he was elected Executive Vice President. Mr. Richert served as President from August 1990 until January 2001. Carson T. Richert and Joseph S. Romance are first cousins.

     Joseph S. Romance is a founder of the Company and was the Chairman of the Board of Directors from the Company's incorporation 1972 until March of 1991. From 1972 to October 1980 and again from July 1981 to February 1988, he also served as President. Joseph S. Romance and Carson T. Richert are first cousins.

     Peter D. Bundy was elected to the Board of Directors in January 1995. Mr. Bundy is an investor and consultant. His expertise is in marketing. He was a partner with Howard Hirsh Group, a designer and manufacturer of several apparel lines. Prior to that he was a Vice President of Associated Department Stores.

     Robert B. Thompson was elected to the Board of Directors in July 1996. Mr. Thompson is Vice Chairman and a Director of InspecTech, Inc., a company engaged in the business of providing and franchising building inspection services in connection with the transfer of real property. Mr. Thompson is also an investor and consultant with expertise in the banking industry. Mr. Thompson has previously served as President of Western Federal Bank in California.

     The executive officers of the Company as of March 18, 2002 who are not also directors are as follows:

     Mercy Gingrich, the Secretary of the Company, who has been the Secretary of the Company since September 1990. Ms. Gingrich joined the Company in June 1990 and has held positions of Administrative Assistant and Director of Human Resources within the Company.

     David H. Buettner, President, age 60, joined the Company in January 2002, as Executive Vice President and was promoted to President and Chief Operating Officer in January 2003. He has been previously associated with Aerojet and Hughes Aircraft companies in senior technical management positions.

Board of Directors Meetings and Committees

     During the fiscal year ended September 30, 2002, there were four meetings of the Board of Directors. No director was absent from more than one meeting. In addition, actions were taken with the unanimous written consent of the directors. The Board of Directors does not have a standing nominating committee. Nominating functions are performed by the entire Board of Directors. Joseph S. Romance, Peter D. Bundy and Robert B. Thompson, the Company's three outside directors, serve on the Company's audit committee and compensation committee. All committee members attended the one compensation and audit committee meeting held during the fiscal year ended September 30, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or representations that no Form 5 filings were required, the Company believes that during the period from October 1, 2001 through September 30, 2002, its officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) requirements applicable to them.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth the compensation (cash and non cash), for the Chief Executive Officer and all the executive officers who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.


                                                                            Long-Term
                                                                       Compensation Awards
                                                                     ------------------------
                                               Annual Compensation
                                              ---------------------
                                                                                   Securities
                                                       Other Annual  Restricted    Underlying
      Name and             Fiscal                      Compensation  Stock Awards Stock Options   LTIP        All Other
  Principal Position        Year     Salary   Bonus($)     ($)          ($)           (#)       Payouts($)    Compensation
  ------------------        ----     ------   --------     ---          ---           ---       ----------    -----------

Lawrence R. McNamee         2002   $ 104,000    ---        ---          ---           ---           ---          ---
  Chairman of the Board     2001   $ 104,000    ---        ---          ---           ---           ---          ---
  and Chief Executive       2000   $ 104,000    ---        ---          ---           ---           ---          ---
  Officer

Option Exercise and Fiscal Year-End Values

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                     AND OPTION VALUES AT SEPTEMBER 30, 2002


                                                             Number of Securities               Value of Unexercised
                                                         Underlying Unexercised Options      "In-the-Money" Options at
                                                             at September 2002(#)              September 2002($)(1)
                                                             --------------------              --------------------
                       Shares Acquired on    Value
          Name           Exercise(Shares)  Realized($)    Exercisable     Unexercisable     Exercisable(2)    Unexercisable
          ----          ----------------   -----------    -----------     -------------     -------------     -------------

Lawrence R. McNamee            ---            ---          171,666             ---            $ 44,633            ---
--------------------


(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.


(2) The fair market value of unexercised "in-the-money" options was based on trading prices for the Company's shares at September 26, 2002, the last day prior to September 30, 2002 on which the Company's common stock traded. The Company's common stock is thinly traded and it is not possible to determine the accuracy of this fair market value projection.


Director Compensation

     Directors who are not directly employed by the Company receive a fee of $1,000 quarterly for their attendance at board meetings. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors.

Employment Agreement

     Lawrence R. McNamee is employed under a renewable one-year employment agreement commencing January 1, 1991 pursuant to which he is entitled to earn an annual salary of $156,000.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

Compensation Philosophy

     The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company's growth in both existing and new markets throughout the country, (ii) establish a link between management compensation and the achievement of the Company's annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

Base Salaries

     Base salaries for new management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, which is measured in terms of executive compensation offered by comparable companies in related businesses.

Stock Options

     The Company has granted stock options to its Chief Executive Officer as part of his employment agreement. The option exercise prices were equal to the fair market value of the Company's common stock on the grant date and the options are fully vested. The exercise price of the options was subsequently adjusted. No options have been exercised to date. Because the amount of compensation which will be realized from these options is directly related to the price of the Company's stock, this form of compensation is directly related to the performance of the Company and the results of its operations.

Conclusion

     Through the option described above, a significant portion of the Company's Chief Executive Officer's compensation is linked directly to Company performance. The Compensation Committee will continually review all compensation practices and make changes as appropriate.

                                            Sincerely,


                                            Joseph S. Romance
                                            Peter D. Bundy
                                            Robert B. Thompson
                                            COMPENSATION COMMITTEE

                          REPORT OF THE AUDIT COMMITTEE

     The Company's audit committee consists of the Company's three outside directors, Joseph S. Romance, Peter Bundy and Robert B. Thompson. The members of the audit committee are independent. The Board of Directors has not adopted a written charter for the audit committee. The audit committee has reviewed and discussed the audited financial statements with management. The audit committee plans to discuss with the independent auditors the matters required to be discussed by SAS 61. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1,
Independence Discussions with Audit Committees), as may be modified or supplemented, but has not yet discussed with the independent accountant the independent accountant's independence. Based on the review, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                            Sincerely,

                                            Joseph S. Romance
                                            Peter Bundy
                                            Robert B. Thompson

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the registrant's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the registrant's quarterly reports on Form 10-Q for that fiscal year was $28,300.

Financial Information Systems Design and Implementation Fees

     No fees were billed for professional services directly or indirectly operating, or supervising the operation of, the audit client's information system or managing the audit client's local area network or for designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the audit client's financial statements taken as a whole or for appraisal or valuation services or fairness opinions rendered by the principal accountant for the most recent fiscal year.

All Other Fees

     The aggregate fees billed for other services rendered by the principal accountant were $0 for the most recent fiscal year. The audit committee has not yet considered whether the provision of other services is compatible with maintaining the principal accountant's independence.

ITEM 2:  OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants for the fiscal year ended September 30, 2002 were Cacciamatta Accountancy Corporation, Independent Public Accountants. A representative of that firm is expected to be present at the meeting and will be available to make a statement or respond to appropriate questions.

                                  ANNUAL REPORT

     The annual report to shareholders covering the Company's fiscal year ended September 30, 2002 is being mailed to shareholders with this Proxy Statement. The Company's annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended September 30, 2002, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company's securities upon request. The annual report does not form any part of the material for the solicitation of the Proxy.



                              SHAREHOLDER PROPOSALS

     All shareholder proposals that are intended to be presented at the 2004 Annual Meeting of shareholders and to be included in the proxy materials for that meeting should be received by the Company's Secretary not later than November 18, 2003. If the Company receives notice of a shareholder proposal to be voted on at the next Annual Meeting of Shareholders after November 18, 2003, the persons named as proxies in the Company's proxy statement and form for such meeting will have discretionary authority to vote on the proposal.

                       REQUEST TO RETURN PROXIES PROMPTLY

     A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

                                            By Order of the Board of Directors,




                                            Mercy Gingrich,
                                            Secretary
Fullerton, California
March 20, 2003

           RADIANT TECHNOLOGY CORPORATION PROXY - 2003 ANNUAL MEETING

      Solicited on behalf of the Board of Directors for the Annual Meeting
                                 April 7, 2003


The undersigned, a shareholder of Radiant Technology Corporation, a California corporation, appoints Mercy Gingrich his, her or its true and lawful agents and proxies, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Radiant Technology Corporation to be held at its corporate office, 1335 South Acacia Avenue, Fullerton, California 92831, on Monday, April 7, 2003, at 1:00 p.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated March 20, 2003 receipt of which is acknowledged by the undersigned:

         ITEM 1:  ELECTION OF DIRECTORS.

         ______  FOR all nominees          ______  WITHHOLD AUTHORITY
         (Except as listed below.)       (As to all nominees.)
                                                ---

      Nominees: Lawrence R. McNamee, Carson T. Richert, Joseph S. Romance,
                     Peter D. Bundy and Robert B. Thompson.

    Instruction: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

                  ---------------------------------------------


         ITEM 2: OTHER MATTERS. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

                                     DATED: ____________________________, 2003


                                     -------------------------------------------
                                     Signature of Shareholder


                                     -------------------------------------------
                                     Signature of Shareholder



                  PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
            Trustees, Guardians, Personal and other Representatives,
                          please indicate full titles.

          IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
                PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE